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                                                                    EXHIBIT 23.6

BASKERVILLE
PART OF INFORMA TELECOMS GROUP

                                                               January  29, 2004

BY FACSIMILE AND COURIER

Linktone Ltd.
6th Floor, Harbor Ring Plaza
18 Xizang Zhong Road
Shanghai 200001, China

         RE: CONSENT OF INFORMA

We understand that Linktone Ltd. plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the heading "Business" of our name and certain data sourced from Informa's publications.

                                                     By: /s/ Mark Newman
                                                         -----------------------
                                                     Name: Mark Newman
                                                     Title: Publishing Director